FORM OF
                         BLACKROCK 2012 TERM TRUST
                           UNDERWRITING AGREEMENT
                           ----------------------



               Agreement dated as of _____ __, 2000 between THE BLACKROCK 2012 TERM TRUST, a Delaware business trust (the "Company"), and BLACKROCK DISTRIBUTORS, INC., a Delaware corporation (the "Underwriter").

               WHEREAS, the Company is a closed-end diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

               WHEREAS, the Company desires to retain the Underwriter as its underwriter to provide for the sale of its shares ("Shares"), and the Underwriter is willing to render such services;

               NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:

               1. APPOINTMENT OF UNDERWRITER. The Company hereby appoints the Underwriter as underwriter of its shares on the terms and for the period set forth in this Agreement. The Underwriter hereby accepts such appointment and agrees to render the services and duties set forth in
Section 3 below.

               2. DELIVERY OF DOCUMENTS. The Company has furnished or will furnish the Underwriter with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

                      a. The Certificate of Trust of the Company, filed with the Secretary of State of the State of Delaware on October 20, 2000 (the "Certificate of Trust");

                      b. The Company's Amended and Restated Agreement and Declaration of Trust dated November 14, 2000 (the "Declaration of Trust");

                      c.     The Company's By-Laws (the "By-Laws");

                      d. Resolutions of the Company's Board of Trustees authorizing the execution and delivery of this Agreement;

                      e. The Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-2 as filed with the Securities and Exchange Commission (the "Commission") on October 24, 2000, relating to the Shares and any Pre-Effective Amendments thereto (the "Registration Statement");

                      f. The Company's Prospectus and Statement of Additional Information and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectus").

               3. SERVICES AND DUTIES. The Underwriter enters into the following covenants with respect to its services and duties:

                      a. The Underwriter agrees to sell, as agent, from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectus. The Underwriter will act only in its own behalf as principal in making agreements with selected dealers. No broker- dealer or other person who enters into a selling or servicing agreement with the Underwriter shall be authorized to act as agent for the Company in connection with the offering or sale of shares to the public or otherwise. The Underwriter shall use its best efforts to sell Shares but shall not be obligated to sell any certain number of shares.

                      b. The Underwriter shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for the Company.

                      c. In performing all of its services and duties as Underwriter, the Underwriter will act in conformity with the Certificate of Trust, Declaration of Trust, By-laws, Registration Statement and resolutions and other instructions of the Company's Board of Trustees and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act and all other applicable federal or state law.

                      d. The Company shall have the right to suspend the sale of shares at any time in response to conditions in the securities markets or otherwise, and to suspend periodic tender offers at any time permitted by the 1940 Act or the rules and regulations of the Commission ("Rules").

                      e. The Company reserves the right to reject any order for shares but will not do so without reasonable cause.

               4. NO SECONDARY MARKET. It is understood that Shares of the Fund will not be repurchased by either the Fund or us, and that no secondary market for the Fund shares exists currently, or is expected to develop. While the Board of Trustees of the Fund intends to consider tendering for all or a portion of the Fund's shares on a quarterly basis, there is no assurance that the Fund will tender for shares at any time or, following such a tender offer, that shares so tendered will be repurchased by the Fund. Accordingly investment in the Fund's shares would be considered illiquid. ANY REPRESENTATION AS TO A TENDER OFFER BY THE FUND, OTHER THAN THAT WHICH IS SET FORTH IN THE FUND'S THEN CURRENT PROSPECTUS, IS EXPRESSLY PROHIBITED.

               5. EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors and (iv) the printing and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto.

               6. PAYMENTS OF SALES CHARGES. Any sales charges payable in connection with purchases of Shares shall be payable to the Underwriter or its assignees, all in accordance with the Company's Prospectus.

               7. LIMITATIONS OF LIABILITY. The Underwriter shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

               8. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Underwriter agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Underwriter may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

               9.     INDEMNIFICATION.

                      a. The Company represents and warrants to the Underwriter that the Registration Statement contains, and that the Prospectus at all times will contain, all statements required by the 1933 Act and the Rules of the Commission, will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this
Section 8 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement or Prospectus.

                      b. The Company agrees that it will indemnify, defend and hold harmless the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any application or other document executed by or on behalf of the Company or are based upon information furnished by or on behalf of the Company filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky Application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue Sky application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein or arising out of the failure of the Underwriter to deliver a current Prospectus.

                      c. The Company shall not indemnify any person pursuant to this Section 9 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the trustees of the Company who are neither "interested persons" (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

                      d. The Underwriter will indemnify and hold harmless the Company and its several officers and trustees, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and trustees by or on behalf of the Underwriter specifically for inclusion therein, and will reimburse the Company and its several officers, trustees and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

               10. DURATION AND TERMINATION. This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two year term. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or by a vote of a "majority of the outstanding voting securities" of the Company on 60-days' written notice to the Underwriter, or by the Underwriter at any time, without the payment of any penalty, on 90-days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

               11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

               12. NOTICES. Notices of any kind to be given to the Company hereunder by the Underwriter shall be in writing and shall be duly given if mailed or delivered to the Company at 400 Bellevue Parkway, Wilmington, Delaware 19809, with a copy to _____________, 345 Park Avenue, New York, New York 10154, or at such other address or to such individual as shall be so specified by the Company to the Underwriter. Notices of any kind to be given to the Underwriter hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to BlackRock Distributors, Inc., Four Falls Corporate Center, 6th Floor, West Conshohocken, Pennsylvania 19428, Attention: __________, or at such other address or to such other individual as shall be so specified by the Underwriter to the Company.

               13. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

               15. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    THE BLACKROCK 2012 TERM TRUST


                                    -----------------------------------
                                    By:
                                    Title:


                                    BLACKROCK DISTRIBUTORS, INC.


                                    -----------------------------------
                                    By:
                                    Title: